Exhibit 4.3
Harris Interactive UK Limited Share
Incentive Plan
(relating to shares of Harris Interactive Inc)
HM Revenue & Customs reference A102416
Adopted by the Committee on 12 December 2007
Amended on 10 January 2008
Approved by HM Revenue & Customs on 31 January
2008
KPMG LLP
Arlington Business Park
Theale, Reading
RG7 4SD

Contents

1	Definitions	2

2	Eligibility of individuals	11

3	Ordinary Awards of Free Shares	13

4	Performance Awards of Free Shares	16

5	Partnership Shares	20

6	Partnership Shares and Matching Shares	24

7	Dividend Shares	30

8	Rights and Restrictions relating to Plan Shares	31

9	Rights Issues and Variation of Share Capital	34

10	Administration and Amendment	35

11	Miscellaneous	36

12	Limits on Shares available under the Plan	38

13	Termination	39

1 Definitions
.1 In these Rules the following words and expressions shall have, where the context so admits, the following meanings:
“Accumulation Period” means the period not exceeding 12 months specified in the Partnership Share Agreement or Partnership and Matching Share Agreement during which Partnership Share Money will be accumulated by the Trustees before being dealt with by the Trustees in accordance with Rules 5.13 or 6.17 respectively;
“Acquisition Date” means;
a) in relation to Partnership Shares, where there is no Accumulation Period, the date set by the Trustees, being a date within 30 days after the last date on which the Partnership Share Money to be applied in acquiring the Shares was deducted;
b) in relation to Partnership Shares, where there is an Accumulation Period, the date set by the Trustees, being a date within 30 days after the end of the Accumulation Period which applies in relation to the award;
c) in relation to Dividend Shares, the date set by the Trustees, being a date within 30 days after the dividend is received by them;
“Acquisition Price” means in relation to any Partnership Shares where there is an Accumulation Period the price at which Partnership Shares are acquired on behalf of an Eligible Employee being the lower of:
a)	the Opening Value, and

b)	the Closing Value;
“Act” means the Income Tax (Earnings and Pensions) Act 2003;
“Adoption Date” means the date on which the Plan is adopted by the Harris Interactive Inc Remuneration Committee;
“Appropriation Date” means in relation to any Free Shares or Matching Shares, the date upon which those Free Shares or Matching Shares were, are, or are to be appropriated to a Participant pursuant to the Plan;
“Approval Date” means the date on which HM Revenue & Customs approve the Plan;
“Associated Company” means a company which in respect of another company either:
a)	controls or is controlled by that other company; or

b)	is under the control of the same person or persons as that other company where the question whether a person controls a company shall be determined in accordance with section 416(2) to (6) of the Income and Corporation Taxes Act 1988;

“Auditors” means the auditors for the time being of the Company (acting as experts and not as arbitrators);
“Award” means an Ordinary Award or a Performance Award;
“Board” means the board of directors of the Company or a duly constituted committee thereof at which a quorum is present;
“Closing Value” means the Market Value of a Share on the Acquisition Date;
“Committee” means a duly constituted committee delegated with the authority of the Board of Harris Interactive Inc to operate this Plan;
“Company” means Harris Interactive UK Limited registered in England No. 2802862;
“Connected Company” means:
a)	a company which Controls or is under the Control of the Company or which is under the Control of a company which also Controls the Company; or

b)	a company which is a member of a consortium owning the Company or which is owned in part by the Company as a member of a consortium and, for this purpose, a company is a member of a consortium owning another company if it is one of a number of companies which between them beneficially own not less than three-quarters of the company’s ordinary share capital (as defined in Section 832 of the Income and Corporation Taxes Act 1988) and each of which beneficially owns not less than 1/20th of that capital;
“Constituent Company” means any Group Company nominated by the Committee to participate in the Plan from time to time;
“Control” means control as defined in section 840 of the Income and Corporation Taxes Act 1988;
“Date of Termination” means the date the plan terminates in accordance with Rule 13;
“Dealing Day” means a day on which The Stock Exchange is open for the transaction of business;
“Deduction Date” means the date on which Partnership Share Money is deducted from an Eligible Employee’s Salary Payment;
“Dividend Shares” means Plan Shares acquired or to be acquired by the Trustees as a result of Reinvestment which are of the same class and carry the same rights as the Plan Shares in respect of which the relevant dividend is paid and which are not subject to any Forfeiture provision;
“Eligible Employee” means any person who is eligible to participate in the Plan in accordance with Rule 2;

“Eligibility Date” means the date specified by the Committee within the relevant Qualifying Period on which an employee has to be an Eligible Employee if he is to Participate in the Plan;
“Forfeiture” means a Participant ceasing to be beneficially entitled to Free Shares or Matching Shares and Forfeitable and Forfeited shall be construed accordingly;
“Forfeiture Period” means the period not exceeding three years from the Appropriation Date during which in certain circumstances Forfeiture may occur;
“Free Shares” means any Shares appropriated or to be appropriated in accordance with Rule 3.12 in the case of an Ordinary Award or in accordance with Rules 4.20 in the case of a Performance Award;
“Good Leaver” means a Participant who ceases to be a Group Employee by reason of:
a)	injury or disability provided the Committee are satisfied, on production of such evidence as it may reasonably require:
(i)	that the individual has ceased to exercise and, by reason of injury or disability, is incapable of exercising that office or employment; and

(ii)	that the individual is likely to remain so incapable for the foreseeable future;
b)	redundancy within the meaning of the Employment Rights Act 1996;

c)	a transfer to which the Transfer of Undertaking (Protection of Employment) Regulations 1981 apply;

d)	the individual’s employing company ceasing to be an Associated Company of the Company;

e)	Retirement; or

f)	death.
“Group” means the Company and its Subsidiaries and the phrase “Group Company” shall be construed accordingly;
“Group Employee” means an employee or an executive director of any Group Company. For the avoidance of doubt:
(a)	any offshore worker who is employed on a permanent salaried basis is a Group Employee for this purpose; and

(b)	individuals who work under a contract which provides for non mutuality of obligations are not employees (whether Eligible Employees or Group Employees) for the purposes of these Rules;
“Holding Period” means in respect of Free Shares or Matching Shares, a period of not less than three years or more than five years beginning with the Appropriation Date during which a Participant is normally bound under either a Participation Agreement or a Partnership and Matching Share Agreement to:

(a)	permit his Free Shares or Matching Shares to remain in the hands of the Trustees, and

(b)	not to assign, charge or otherwise dispose of his beneficial interest in such Shares; and
means in respect of Dividend Shares, a period of three years beginning with the Acquisition Date during which a Participant is normally bound under a Participation Agreement, a Partnership Share Agreement or a Partnership and Matching Share Agreement to:
(a)	permit his Dividend Shares to remain in the hands of the Trustees, and

(b)	not to assign, charge or otherwise dispose of his beneficial interest in such Shares;
In both cases, such period(s) will be specified in each Participation Agreement or Partnership and Matching Share Agreement;
“Initial Market Value” means the Market Value of a Share on the Appropriation Date;
“Key Feature” a feature of this Plan if it relates to a provision that is necessary in order to meet the requirements of Chapter 6 or Schedule 2 of the Act;
“Market Value” means on any day when the Shares are not listed on The Stock Exchange the market value of a Share determined in accordance with section 272 of the Taxation of Chargeable Gains Act 1992 and agreed in advance with HM Revenue & Customs Shares Valuation and on any day when the Shares are so listed an amount equal to the closing middle market quotation of a Share as derived from the Daily Official List of The Stock Exchange for the immediately preceding Dealing Day;
“Matching Shares” means any Shares appropriated or to be appropriated to Participants in accordance with Rule 6 which are:
a)	Shares of the same class with the same rights as the Partnership Shares to which they relate other than in respect of Forfeiture;

b)	appropriated or to be appropriated on the same day as the Partnership Shares to which they relate are acquired by the Trustees on behalf of Participants; and

c)	appropriated to all such Participants on the same basis;
“Maximum Deduction” means the maximum Partnership Share Money which may be deducted from an Eligible Employee’s Salary Payments being not greater than:
a)	£1,500 in any Year of Assessment (or such other limit specified in paragraph 46(1)(a) of Schedule 2 to the Act);

b)	10% (or such other limit specified in paragraph 46(2) of Schedule 2 to the Act) of the Salary Payments; and

c)	any lower limit specified by the Company in the Partnership Share Agreement or the Partnership and Matching Share Agreement (providing that such lower limit may not apply in so far as it would restrict an Eligible Employee from having deductions of less than £10 on any occasion);
“Method One” means an award of Free Shares under a Performance Award where:
a)	at least 20% of the Free Shares appropriated are not Performance Shares;

b)	Free Shares not appropriated by reference to a Performance Target are Similar Terms Shares; and

c)	the highest number of Performance Shares received by any Participant is not more than four times the highest number of Similar Terms Shares received by any participant;
“Method Two” means where Free Shares appropriated under a Performance Award may be appropriated by reference to one or more Performance Targets;
“Model Code” means any code for Transactions in securities issued from time to time by the relevant authority of The Stock Exchange and/or any code adopted by the Committee in addition to or replacement of such code;
“Opening Value” means the Market Value of the Shares on the first day of the Accumulation Period;
“Ordinary Award” means an award of Free Shares pursuant to Rule 3 where the number or availability of Free Shares to be appropriated to Participants is at the absolute discretion of the Committee;
“Ordinary Award Participation Agreement” means a contract which must be entered into between an Eligible Employee and the Company before an Eligible Employee may become a Participant in respect of an Ordinary Award in a form approved by the Committee from time to time which shall, inter alia, specify:
a)	that the Eligible Employee agrees to permit his Free Shares and any Dividend Shares to remain in the hands of the Trustees during the Holding Period for those Free Shares and Dividend Shares; and

b)	that the Eligible Employee agrees not to assign, charge or otherwise dispose of his beneficial interest in the Free Shares and any Dividend Shares during the Holding Period for those Free Shares and Dividend Shares provided that such agreements shall not prevent a Participant from directing the Trustees to accept an offer for his Free Shares or Dividend Shares or agree to a transaction affecting some or all of his Free Shares or Dividend Shares in accordance with Rule 8.
“Ordinary Share Capital” means the ordinary share capital of Harris Interactive Inc within the meaning of section 832(1) of the Income and Corporation Taxes Act 1988;

“Parent Company” means Harris Interactive Inc registered in the State of Delaware, USA;
“Participant” means an Eligible Employee to whom Free Shares or Matching Shares have been appropriated, or on whose behalf Partnership Shares have been acquired or (where the context admits) his legal personal representative(s);
“Participation Agreement” means either an Ordinary Award Participation Agreement or a Performance Award Participation Agreement;
“Partnership Share Agreement” means a contract in a form agreed in advance with HM Revenue and Customs which must be entered into between an Eligible Employee and the Company before an Eligible Employee may become a Participant in respect of Partnership Shares under the Plan;
“Partnership and Matching Share Agreement” means a contract which must be entered into between an Eligible Employee and the Company before an Eligible Employee may become a Participant in respect of Partnership Shares and Matching Shares under the Plan;
“Partnership Share Money” means money deducted from an Eligible Employee’s Salary Payment which may be used by the Trustees to acquire Partnership Shares;
“Partnership Shares” means any Shares acquired or to be acquired by the Trustees on behalf of an Eligible Employee in accordance with Rule 5 or Rule 6 and references in the Plan to acquisition of Partnership Shares include the appropriation of Shares held by the Trustees;
“Performance Award” means an award of Free Shares pursuant to Rule 4 where the number or availability of Free Shares to be appropriated to Participants is partly or wholly conditional on the satisfaction of one or more Performance Targets;
“Performance Award Participation Agreement” means a contract which must be entered into between an Eligible Employee and the Company before an Eligible Employee may become a Participant in respect of a Performance Award;
“Performance Shares” means Free Shares appropriated by reference to a Performance Target;
“Performance Target” means a target which determines the number or value of Performance Shares to be appropriated to Eligible Employees within a Performance Unit, where appropriate, which must be based on business results or other objective criteria and be fair and objective measures of the performance of the Eligible Employee under Method One or of the Performance Units under Method Two to which they are or may be applied, as defined in paragraph 39 of Schedule 2 of the Act;
“Performance Unit” means one or more Eligible Employees that have been defined for the purposes of a Performance Award using Method Two as being a Performance Unit by the Committee;

“Plan” means the Harris Interactive UK Limited Share Incentive Plan as constituted by these Rules and the Trust Deed being the Appendix thereto;
“Plan Shares” means Shares acquired by the Trustees pursuant to this Plan (being Partnership Shares and/or Matching Shares and/or Free Shares and/or Dividend Shares) together with all Shares subsequently acquired by the Trustees by virtue of their holding such Shares and any reference to a Participant’s Plan Shares is, subject to Rule 8, a reference to the Plan Shares which have been appropriated to a Participant or acquired on behalf of a Participant by the Trustees;
“Qualifying Company” has the same meaning as in paragraph 17 of Schedule 2 of the Act;
“Qualifying Period” means a period specified by the Committee, commencing with an Eligibility Date during which an Eligible Employee must have been either a Group Employee or an employee of a “Qualifying Company”, which:
(a)	in relation to Free Shares shall not be more than 18 months ending with the date on which the Shares are appropriated; and

(b)	in relation to Partnership Shares:
i)	where there is no Accumulation Period shall not be more than 18 months ending with the deduction of the Partnership Share Money; or

ii)	where there is an Accumulation Period shall not be more than 6 months ending with the start of the Accumulation Period;
“Recognised Exchange” means a recognised stock exchange within the meaning of section 841 of the Income and Corporation Taxes Act 1988 or a recognised investment exchange within the meaning of the Financial Services and Markets Act 2000;
“Reference Price” means;
a)	in relation to any Partnership Shares where there is no Accumulation Period, the price used for determining the number of Partnership Shares which are, were or are to be acquired by the Trustees on behalf of an Eligible Employee being the Market Value of the Shares on the Acquisition Date; and

b)	in relation to any Dividend Shares the Market Value of the Shares on the Acquisition Date;
“Reinvestment” means the application by the Trustees within thirty days of a cash dividend payment date of that cash dividend in respect of Plan Shares to acquire further Plan Shares on behalf of Participants or to appropriate to a Participant Plan Shares already held by the Trustees, and “Reinvested” shall be construed accordingly;
“Retirement” means the cessation of employment by reason of retirement on or after the Specified Age;

“Rules” means the rules of the Plan as the same may be amended from time to time and “Rule” shall be construed accordingly;
“Salary Payment” means in relation to an Eligible Employee, such of the emoluments of the employment by reference to which he is eligible to participate in the Plan as are liable to be paid under deduction of tax pursuant to section 684 of the Act or which would be if that individual were in receipt of Taxable Earnings, or would be so liable apart from Schedule 2 of the Act;
“Share” means a fully paid ordinary share in the capital of Harris Interactive Inc which complies with the conditions set out in Part 4 of Schedule 2 to the Act;
“Similar Terms Shares” means Free Shares to be received under an Ordinary Award or under a Performance Award other than Performance Shares by each Eligible Employee and shall be such amount as the Committee shall determine which may be the same for each Eligible Employee or may vary by reference to:
a)	remuneration; and/or

b)	length of service; and/or

c)	hours worked
providing each of those factors gives rise to a separate entitlement directly proportional to the amount of remuneration, length of service or hours worked and the total entitlement is the sum of those separate entitlements;
“SIP” means a share incentive plan which is for the time being approved by HM Revenue & Customs in accordance with Chapter 6 and Schedule 2 to the Act;
“Specified Age” means age 65;
“Subsidiary” means a company which is under the Control of the Company and which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;
“Taxable Earnings” means earnings within Chapters 4 and 5 of Part 1 of the Act;
“The Stock Exchange” means NASDAQ;
“Trust Deed” means the deed dated 21 December 2007 entered into between the Company and the Trustees as set out in the Appendix to the Rules as amended from time to time;
“Trustees” means the trustee or trustees for the time being of the Plan; and
“Year of Assessment” means a year beginning on any 6 April and ending on the following 5 April.

Interpretation
.2	In these Rules, except insofar as the context otherwise requires:
a)	words denoting the singular shall include the plural and vice versa;

b)	words importing a gender shall include every gender and reference to a person shall include bodies corporate and unincorporated and vice versa;

c)	reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;

d)	words have the same meanings as in Schedule 2 to the Act unless the context otherwise requires; and

e)	headings and captions are provided for reference only and shall not be considered as part of this Plan.

2 Eligibility of individuals
.1	Any person who fulfils the conditions set out in Rules 2.2 to 2.8 below on
a)	the Appropriation Date in respect of any Free Shares; or

b)	in respect of the purchase of Partnership Shares:
i)	if there is no Accumulation Period, the date the Partnership Share Money relating to the relevant purchase or Award is deducted;

ii)	if there is an Accumulation Period, the date of the first deduction of Partnership Share Money relating to the relevant purchase or award shall subject to Rules 3.11, 4.18, 5.6 and 6.6 be an Eligible Employee in respect of that Award or purchase of Partnership Shares.
.2	A person shall not be an Eligible Employee unless at the relevant time he either:
a)	receives Taxable Earnings within the meaning of section 15 or 21 of the Act in respect of the employment by reference to which he satisfies Rule 2.1; or

b)	has been nominated by the Committee either as an individual or as a member of a category of employee for participation in the Plan.
.3	A person shall not be an Eligible Employee unless at the relevant time he:
a)	is an employee of a Constituent Company; and

b)	where there is a Qualifying Period, has been an employee of a Qualifying Company at all times during that period.
.4	A person shall not be an Eligible Employee if on the Acquisition Date or the Appropriation Date he is ineligible by virtue of the provisions of paragraph 19 of Schedule 2 to the Act (material interest in a close company).

.5	An Eligible Employee shall not be eligible to participate in an award of Free Shares, Matching Shares or Partnership Shares if he is at the same time to participate in an award of shares under another SIP established by the Company or a Connected Company.

.6	For the purposes of Rule 2.5 an Eligible Employee is treated as having participated in an award of Free Shares if he would have been appropriated free shares under any other SIP but for his failure to obtain a performance allowance as defined in paragraph 34(4) of Schedule 2 of the Act.

.7	If an Eligible Employee participates in an Award of Shares under this Plan in a Year of Assessment in which he has already participated in an award of shares under one or more other SIP established by the Company or a Connected Company, the limits specified in Rules 3.6(c), 7.1 and in the Maximum Deduction shall apply as if this Plan and any other SIP were a single plan.

.8	For the purposes of Rule 2.7 an Eligible Employee is treated as having participated in an Award of Free Shares if he would have been appropriated free shares under any other SIP but for his failure to obtain a performance allowance as defined in paragraph 34(4) of Schedule 2 of the Act.

3 Ordinary Awards of Free Shares
Timing
.1	The Committee may at any time after the Approval Date but not later than the tenth anniversary of the Adoption Date resolve that Free Shares may be awarded to Eligible Employees in the form of Ordinary Awards. The Appropriation Date shall be a date selected by the Committee.
Quantum
.2	The Committee shall in its absolute discretion from time to time determine the number or value (or method of determining the number or value) of Free Shares to be subject to Ordinary Awards to be made on an Appropriation Date and shall inform the Trustees of such determination as soon as practicable.

.3	The Committee shall also notify the Trustees of the number or value of Shares which are to be made available for subscription by the Trustees and the price (or method of determining the price) at which those Shares are to be offered for subscription. In the absence of any such notification or if the number of Shares available for subscription is less than the number or value of Shares to be subject to Ordinary Awards the Trustees shall, to the extent that they do not already hold Shares which are not Participants’ Plan Shares and which they are free to appropriate as Free Shares under the proposed Ordinary Award, purchase Shares at such time or times as they see fit.

.4	The Committee shall notify the Constituent Companies of the quantum of funds to be provided for the purpose of an Ordinary Award as soon as practicable in which case the Committee shall also notify each Constituent Company of the amount, if any, which it is required to either pay to the Trustees or, if all funds are to be paid to the Trustees by the Company, to pay to the Company in respect of the employees of that Constituent Company.
Eligibility
.5	When the Committee resolves to make an Ordinary Award, the Committee shall specify the Eligibility Date for that Ordinary Award and the Qualifying Period for that Ordinary Award.
Individual Entitlement
.6	The Ordinary Award to each Eligible Employee shall be an award of Similar Terms Shares provided that:
a)	for any appropriation the basis of calculation of the entitlement of each Eligible Employee shall be the same;

b)	fractional amounts of a Plan Share shall be rounded down; and

c)	the total of the Initial Market Value of the Free Shares appropriated to an Eligible Employee in a Year of Assessment shall not exceed £3,000, or such other limit specified in paragraph 35(1) of Schedule 2 to the Act.

Forfeiture
.7	When the Committee resolves to make an Ordinary Award, the Committee shall specify prior to the making of that Award whether Free Shares shall, subject to Rule 3.8, be Forfeited on a Participant ceasing to be a Group Employee in accordance with Rule 3.9.

.8	Free Shares may never be Forfeited if the Participant is a Good Leaver.

.9	If the Committee determines that Free Shares will be Forfeitable it shall specify:
a)	that the same Forfeiture provisions will apply to all Shares in the relevant Award;
b)	i)	whether such Forfeiture will apply, subject to Rule 3.8 above, irrespective of the reason for the Participant ceasing to be a Group Employee; or

	ii)	the specific reasons for the Participant ceasing to be a Group Employee which would result in Forfeiture;
c)	whether the Forfeiture Period shall be the period of three years beginning with the Appropriation Date or a shorter period (in which case it will specify the length of the Forfeiture Period); and

d)	whether such Forfeiture will apply to the whole of an Award or to a percentage (in which case it will specify the percentage (or percentages) where the percentage varies according to how much of the Forfeiture Period has been completed) which may be Forfeited).
Invitations to participate
.10	The Committee shall then identify all employees who are Eligible Employees in respect of the proposed Ordinary Award and send them an Ordinary Award Participation Agreement which shall inter alia specify:
a)	the Eligibility Date;

b)	the Qualifying Period if any;

c)	the Holding Period;

d)	the circumstances, if any, in which Forfeiture shall apply; and

e)	whether the Trustees will acquire Dividend Shares.
.11	Those Eligible Employees who wish to receive Free Shares under the proposed Ordinary Award must within 21 days after receipt of the Ordinary Award Participation Agreement or such further period as the Committee shall allow return the same duly completed. Any Eligible Employee who does not do so shall cease to be an Eligible Employee in respect of that proposed Ordinary Award.

Appropriation of Free Shares
.12	The Free Shares to which each Eligible Employee is entitled under this Rule 3 will be appropriated to him on the Appropriation Date but will be registered in the names of the Trustees.

.13	In the event that the Trustees acquire Shares for appropriation on an Appropriation Date and some of those Shares carry a right of any kind which is not carried by every other such Share then such Shares as carry such right shall, so far as practicable, be apportioned pro rata according to the number of Shares appropriated to each Participant on the Appropriation Date.

.14	As soon as practicable after any Free Shares have been appropriated by the Trustees to a Participant in accordance with Rule 3.12 the Trustees shall give the Participant notice in writing of the appropriation, specifying the number and description of Free Shares appropriated, the Holding Period applying to those Shares and stating their Initial Market Value and Appropriation Date.

4 Performance Awards of Free Shares
Timing (Methods One and Two)
.1	The Committee may at any time after the Approval Date but not later than the tenth anniversary of the Adoption Date resolve that Free Shares may be awarded to Eligible Employees in the form of Performance Awards.
Quantum (Methods One and Two)
.2	When the Committee resolves to make a Performance Award the Committee shall determine the number or value (or method of determining the number or value) of Free Shares to be subject to Performance Awards to be made on an Appropriation Date and shall inform the Trustees of such determination as soon as practicable.

.3	The Committee shall also notify the Trustees of the number or value of Shares which are to be made available for subscription by the Trustees and the price (or method of determining the price) at which those Shares are to be offered for subscription. In the absence of any such notification or if the number or value of Shares available for subscription is less than the number or value to be subject to Performance Awards the Trustees shall, to the extent that they do not already hold Shares which are not Participants’ Plan Shares and which they are free to appropriate as Free Shares under the proposed Performance Award, purchase Shares at such time or times as they see fit.
Eligibility (Methods One and Two)
.4	When the Committee resolve to make a Performance Award, the Committee shall specify the Eligibility Date and Qualifying Period for that Performance Award.
Method One or Method Two
.5	The Committee shall specify whether that Performance Award shall be made under Method One (in which case Rules 4.6 to 4.10 shall apply) or Method Two (in which case Rules 4.11 to 4.13 shall apply).
METHOD ONE
.6	If the Committee determine that Method One is to apply then the Committee shall specify the percentage (or method of calculating the percentage) of Free Shares which are not to be Performance Shares providing that such percentage shall not be less than 20% of the total number of Free Shares to be appropriated under the proposed Performance Award.

.7	The Committee shall then specify the Performance Targets that are to be used to determine the number or value of Performance Shares to be received by each Participant under the proposed Performance Award and shall notify:
a)	each Participant of the Performance Targets that will apply to him; and

b)	all employees of Constituent Companies in general terms of the Performance Targets to be used to determine the number of Performance Shares to be appropriated to each Participant under the proposed Performance Award such notices to be given as soon as reasonably practical provided that the Company may exclude from any notice mentioned in b) above any information the disclosure of which the Company reasonably considers would prejudice commercial confidentiality.
Individual entitlement (Method One)
.8	The Performance Shares to be received under a Performance Award by each Eligible Employee shall be determined in accordance with the Performance Target set by the Committee and need not result in Performance Shares being appropriated in accordance with Rule 4.9.

.9	For any appropriation of Similar Terms Shares the basis of calculation of the entitlement of each Eligible Employee shall be the same and fractional amounts of a Plan Share shall be rounded down.

.10	The total of the Initial Market Value of Free Shares appropriated to an Eligible Employee in a Year of Assessment shall not exceed £3,000, or such other limit specified in paragraph 35(1) of Schedule 2 to the Act.
METHOD TWO
.11	If the Committee determine that Method Two is to apply then the Committee shall specify the Performance Units and the Performance Targets to apply to each of those Performance Units which will determine the number or value of Free Shares which Participants within each of those Performance Units will be entitled to receive and shall notify:
a)	Each participant of the Performance Target that will apply to him; and

b)	All employees of Constituent Companies in general terms of the Performance Targets to be used to determine the number of Performance Shares to be appropriated to Eligible Employees in each Performance Unit under the proposed Performance Award.
The notices under and a) and b) above are to be given as soon as reasonably practical provided that the Company may exclude from any notice mentioned in b) above any information the disclosure of which the Company reasonably considers would prejudice commercial confidentiality.
Individual entitlement (Method Two)
.12	The Performance Shares to be received by each Eligible Employee within each Performance Unit shall be received as if they were Similar Terms Shares provided that:

for any appropriation the basis of calculation of the entitlement of each such Eligible Employee shall be the same; and

fractional amounts of a Plan Share shall be rounded up or down at the discretion of the Trustees however there is no requirement that the number of Performance Shares received by Eligible Employees within different Performance Units should satisfy a) above.

.13	The total of the Initial Market Value of the Free Shares appropriated to an Eligible Employee in a Year of Assessment shall not exceed £3,000, or such other limit specified in paragraph 35(1) of Schedule 2 to the Act.
Forfeiture (Methods One and Two)
.14	As soon as practicable after the Committee resolves to make a Performance Award using Method One or Method Two the Committee shall specify at that time whether Free Shares shall, subject to Rule 4.15, be Forfeited on a Participant ceasing to be a Group Employee in accordance with Rules 4.16 and 4.17.

.15	Free Shares shall never be Forfeited if the Participant is a Good Leaver.

.16	If the Committee determines that Free Shares will be Forfeitable it shall specify:
a)	that the same Forfeiture provisions will apply to all Shares in the relevant Award;
b)	i)	whether such Forfeiture will apply, subject to Rule 4.15 above, irrespective of the reason for the Participant ceasing to be a Group Employee; or

	ii)	the specific reasons for the Participant ceasing to be a Group Employee which would result in Forfeiture;
whether the Forfeiture Period shall be the period of three years beginning with the Appropriation Date or a shorter period (in which case it will specify the length of the Forfeiture Period); and
d)	whether such Forfeiture will apply to the whole of an Award or to a percentage (in which case it will specify the percentage (or percentages) where the percentage varies according to how much of the Forfeiture Period has been completed) which may be Forfeited).
Invitations to participate (Methods One and Two)
.17	The Committee shall then identify all employees who are Eligible Employees in respect of the proposed Performance Award and send them a Performance Award Participation Agreement which shall inter alia specify:
a)	the Eligibility Date;

b)	the Qualifying Period if any;

c)	the Holding Period;

d)	the circumstances, if any, in which Forfeiture shall apply; and

e)	whether the Trustees will acquire Dividend Shares.
.18	Those Eligible Employees who wish to receive Free Shares under the proposed Performance Award must within 21 days after receipt of the Performance Award Participation Agreement, or such further period as the Committee shall allow, return the same duly completed. Any Eligible Employee who does not do so shall cease to be an Eligible Employee in respect of that Performance Award.
Allocation of funds by Constituent Companies (Methods One and Two)
.19	The Committee may notify the Constituent Companies of the quantum of funds to be allocated for the purpose of a Performance Award as soon as practicable in which case the Committee shall also notify each Constituent Company of the amount, if any, which it is required to either pay to the Trustees or, if all funds are to be paid to the Trustees by the Company, to pay to the Company in respect of the employees of that Constituent Company.
Appropriation of Free Shares (Methods One and Two)
.20	The Free Shares to which each Eligible Employee is entitled under this Rule 4 will be appropriated to him on the Appropriation Date but will be registered in the names of the Trustees.

.21	In the event that the Trustees acquire Shares for appropriation on an Appropriation Date and some of those Shares carry a right of any kind which is not carried by every other such Share then such Shares as carry such right shall, so far as practicable, be apportioned pro rata according to the number of Shares appropriated to each Participant on the Appropriation Date.

.22	As soon as practicable after any Free Shares have been appropriated by the Trustees to a Participant in accordance with Rule 4.20 the Trustees shall give the Participant notice in writing of the appropriation specifying the number and description of Free Shares appropriated and stating their Initial Market Value, Appropriation Date and Holding Period applicable to them.

5 Partnership Shares
Timing
.1	The Committee may at any time after the Approval Date but not later than the tenth anniversary of the Adoption Date invite every Eligible Employee to acquire Partnership Shares.
Accumulation Period or immediate purchase
.2	The Committee shall then specify whether there will be
a)	an Accumulation Period and, if so, how long the Accumulation Period will be provided that each Accumulation Period shall be the same for all Eligible Employees; or

b)	no Accumulation Period
and shall specify the length of the Partnership Share Agreement.
Quantum of Shares
.3	The Committee shall in its absolute discretion from time to time determine the maximum number of Shares that are to be available in respect of any issue of Partnership Share Agreements and shall inform the Trustees of such determination as soon as practicable.

.4	The Committee shall also notify the Trustees of the number of Shares which are to be made available for subscription by the Trustees and the price (or method of determining the price) at which those Shares are to be offered for subscription. In the absence of any such notification or if the number of Shares available for subscription is less than the maximum number to be available in respect of any issue of Partnership Share Agreements the Trustees shall, to the extent that they do not already hold Shares which are not Participants’ Plan Shares and which they are free to acquire on behalf of employees as Partnership Shares, purchase existing Shares at such time or times as they see fit.
Invitations to participate
.5	At the time that the Committee resolves to invite Eligible Employees to enter into Partnership Share Agreements, the Committee shall specify the Eligibility Date and the Qualifying Period and shall then identify all employees who are Eligible Employees and send them a Partnership Share Agreement.

.6	Those Eligible Employees who wish to purchase Partnership Shares must within 14 days after receipt of the Partnership Share Agreement, or such further period as the Committee shall allow, return the same duly completed Partnership Agreement.

.7	Each invitation to enter into a Partnership Share Agreement shall specify:

a)	the date (“the closing date”), being not less than 14 days after its issue by which it must be returned duly completed to the Company; and

b)	if there is an Accumulation Period the Opening Value or that the Opening Value will be notified to Eligible Employees as soon as is reasonably practicable after the closing date.
.8	Each Partnership Share Agreement shall specify:
a)	whether there is a maximum number of Shares which will be available as Partnership Shares and if so how each application may be scaled down in accordance with Rule 5.9;

b)	the amount of Partnership Share Money (not exceeding the Maximum Deduction) which will be deducted subject to any scaling down of applications pursuant to Rule 5.9;

c)	the timing of such deductions;

d)	whether the amount or timing of the deductions can be varied with the agreement of the Eligible Employee and the Company (and whether there are any restrictions which apply to any request for variation;

e)	in the form prescribed by regulations made by HM Revenue & Customs, any prescribed information as to the possible effects of deductions on an employee’s entitlement to social security benefits and tax credits;

f)	the lengths of the Partnership Share Agreement and, where applicable, of the Accumulation Period;

g)	whether there is an obligation on the Trustees to account for interest on Partnership Share Money held on an Eligible Employee’s behalf (this obligation will exist if Partnership Share Money held on behalf of an Eligible Employee is held in an interest bearing account);

h)	if there is an Accumulation Period, where the number of Shares determined by the Committee pursuant to Rule 5.3 is less than the aggregate of the Partnership Shares to which each Eligible Employee is otherwise entitled, that the number of Partnership Shares to which each Eligible Employee shall be entitled shall be reduced proportionately;

i)	if there is an Accumulation Period that any surplus Partnership Share Money remaining after the acquisition of Partnership Shares by the Trustees may with the agreement of the Eligible Employee be carried forward to the next Accumulation Period where there is an Accumulation Period or otherwise to the next deduction or in any other case must be paid over to the Eligible Employee as soon as practicable;

j)	that an Eligible Employee may at any time give notice in writing to the Company to stop deductions under the Partnership Share Agreement but that he can subsequently give notice to re-start deductions no more than once in any Accumulation Period although he may not make up any deductions that have been missed;

k)	that an Eligible Employee may withdraw from a Partnership Share Agreement at any time in which case his Partnership Share Money shall, after deduction of income tax and primary National Insurance contributions as appropriate be paid over to him;

l)	that Partnership shares will be purchased by the Trustees on his behalf on the Acquisition Date unless he has previously given notice to withdraw from the Partnership Share Agreement; and

m)	that he is free at any time to withdraw any Partnership Shares from the Plan;

n)	on the withdrawal of HM Revenue and Customs approval of the plan, or upon termination of the plan, Partnership Share Money must be repaid to the Participant as soon as practicable.
Individual entitlement
.9	If the Company receives completed Partnership Share Agreements in respect of an aggregate number of Shares which exceeds the limit determined pursuant to Rule 5.8 a) above in respect of Partnership Share invitations issued on any day, then the following steps shall be carried out successively to the extent necessary to eliminate the excess:
a)	the excess over £10 of the Partnership Share Money specified by each Eligible Employee shall be reduced pro rata to the extent necessary;

b)	Eligible Employees will be selected by lot, each based on Partnership Share Money of £10.
.10	If after applying the provision of Rule 5.9 a) the number of Shares available is still insufficient to enable Partnership Shares based on Partnership Share Monies of £10 to be made available to each Eligible Employee the Committee may, as an alternative to selecting by lot as in 5.9 b) above, determine in its absolute discretion that there shall be no Partnership Shares.

.11	If the Committee so determines the provisions in Rule 5.9 may be modified in any manner as may be agreed in advance with HM Revenue & Customs.

.12	Each Partnership Share Agreement shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Company shall amend each Partnership Share Agreement to reflect any reduction in Partnership Share Money resulting therefrom.
Purchase of Partnership Shares (Accumulation Period)
.13	Where there is an Accumulation Period the Partnership Shares which each Eligible Employee is entitled to have purchased on his behalf under the Partnership Share Agreement must be acquired by the Trustees on behalf of Participants within 30 days of the end of the Accumulation Period but will be registered in the names of the Trustees.

.14	The number of Partnership Shares purchased by the Trustees on behalf of a Participant shall be calculated by dividing the total Partnership Share Money held for that Participant by the Acquisition Price unless the Partnership Share Agreement provided that where the number of Shares determined by the Committee pursuant to Rule 5.3 is less than the aggregate of the Partnership Shares to which each Eligible Employee is otherwise entitled, the number of Partnership Shares to which each Eligible Employee shall be entitled shall be reduced proportionately.

.15	In the event that the Trustees acquire Shares some of which carry a right of any kind which is not carried by every other such Share then such Shares as carry such right shall so far as practicable be apportioned pro rata according to the number of Shares acquired for each Participant on the Acquisition Date.

.16	As soon as practicable after any Partnership Shares have been purchased by the Trustees on behalf of a Participant in accordance with Rule 5.13 the Trustees shall give the Participant notice in writing of the purchase specifying the number and description of Partnership Shares purchased and the Acquisition Date.
Purchase of Partnership Shares (No Accumulation Period)
.17	Where there is no Accumulation Period the Partnership Shares to which each Eligible Employee is entitled to have purchased on his behalf under the Partnership Share Agreement must be acquired by the Trustees on behalf of Participants on the Acquisition Date but will be registered in the names of the Trustees.

.18	The number of Partnership Shares purchased by the Trustees on behalf of a Participant shall be calculated by dividing the total Partnership Share Money held for that Participant by the Reference Price.

.19	In the event that the Trustees acquire Shares for appropriation on an Acquisition Date and some of those Shares carry a right of any kind which is not carried by every other such Share then such Shares as carry such right shall so far as practicable be apportioned pro rata according to the number of Shares appropriated to each Participant on the Acquisition Date.

.20	As soon as practicable after any Partnership Shares have been purchased by the Trustees on behalf of a Participant in accordance with Rule 5.17 the Trustees shall give the Participant notice in writing of the purchase specifying the number and description of Partnership Shares purchased and the Acquisition Date.

.21	For the avoidance of doubt, if there is an Accumulation Period and this is followed by no Accumulation Period within the same Year of Assessment, the Partnership Share Money paid during the Accumulation Period will need to be taken into account in calculating the Maximum Deduction for a Year of Assessment.

6 Partnership Shares and Matching Shares
Timing
.1 The Committee may at any time after the Approval Date but not later than the tenth anniversary of the Adoption Date invite every Eligible Employee to acquire Partnership Shares and Matching Shares.
Accumulation Period or immediate purchase
.2	The Committee shall then specify whether there will be:
a)	an Accumulation Period and, if so, how long the Accumulation Period will be, provided that each Accumulation Period shall be the same for all Eligible Employees; or

b)	no Accumulation Period
and shall specify the length of the Partnership and Matching Share Agreement.
Quantum of Shares
.3	The Committee shall in its absolute discretion from time to time determine the maximum number of Partnership Shares and, having determined the ratio (or method of determining the ratio) of Matching Shares to Partnership Shares being not greater than two Matching Shares for every one Partnership Share, the Matching Shares that are to be available in respect of any issue of Partnership and Matching Share Agreements and shall inform the Trustees of such determination as soon as practicable.

.4	The Committee shall also notify the Trustees of the number of Shares which are to be made available for subscription by the Trustees and the price (or method of determining the price) at which those Shares are to be offered for subscription. In the absence of any such notification or if the number of Shares available for subscription is less than the maximum number to be available in respect of any issue of Partnership and Matching Share Agreements the Trustees shall, to the extent that they do not already hold Shares which are not Participants’ Plan Shares and which they are free to acquire on behalf of employees as Partnership Shares or Matching Shares purchase existing Shares at such time or times as they see fit.
Invitations to Participate
.5	At the time the Committee resolves to invite Eligible Employees to enter into Partnership and Matching Share Agreements, the Committee shall specify the Eligibility Date and the Qualifying Period and shall then identify all employees who are Eligible Employees and send them a Partnership and Matching Share Agreement.

.6	Those Eligible Employees who wish to purchase Partnership Shares must within 14 days after receipt of the Partnership and Matching Share Agreement, or such further period as the Committee shall allow, return the same duly completed. .7 Each invitation to enter into a Partnership and Matching Share Agreement shall specify:
a)	the date (“the closing date”) being not less than 14 days after its issue by which it must be returned duly completed to the Company; and

b)	if there is an Accumulation period the Opening Value or that the Opening Value will be notified to Eligible Employees as soon as is reasonably practicable after the closing date;
.8	Each Partnership and Matching Share Agreement shall specify:
a)	whether there is a maximum number of shares which will be available as Partnership Shares and if so how each application may be scaled down in accordance with Rule 6.9;

b)	the amount of Partnership Share Money (not exceeding the Maximum Deduction) which will be deducted subject to any scaling down of applications pursuant to Rule 6.9;

c)	the timing of such deductions

d)	whether the amount or timing of the deductions can be varied with the agreement of the Eligible Employee and the Company (and whether there are any restrictions which apply to any request for variation);

e)	in the form prescribed by regulations made by HM Revenue & Customs, any prescribed information as to the possible effects of deductions on an Eligible Employee’s entitlement to social security benefits and tax credits.

f)	the lengths of the Partnership and Matching Share Agreement and, where applicable of the Accumulation Period;

g)	whether there is an obligation on the Trustees to account for interest on Partnership Share Money held on an Eligible Employee’s behalf (this obligation will exist if the Partnership Share Money held on an Eligible Employee’s behalf is held in an interest bearing account);

h)	if there is an Accumulation Period, when the number of Shares determined by the Committee pursuant to Rule 6.3 is less than the aggregate of the Partnership Shares to which each Eligible Employee is otherwise entitled, the number of Partnership Shares to which each Eligible Employee shall be entitled shall be proportionately reduced;

i)	if there is an Accumulation Period that any surplus Partnership Share Money remaining after the acquisition of Partnership Shares by the Trustees may with the agreement of the Eligible Employee be carried forward to the next Accumulation Period where there is an Accumulation Period or otherwise to the next deduction or in any other case must be paid over to the Eligible Employee as soon as practicable;

j)	that an Eligible Employee may at any time give notice in writing to the Company to stop deductions under the Partnership and Matching Share Agreement but that he can subsequently give notice to re-start deductions no more than once in any Accumulation Period although he may not make up any deductions that have been missed;

k)	that an Eligible Employee may withdraw from a Partnership and Matching Share Agreement at an time in which case his Partnership Share Money shall after deduction of income tax and primary National Insurance contributions as appropriate be paid over to him;

l)	that Partnership Shares will be purchased by the Trustees on his behalf on the Acquisition Date unless he has previously given notice to withdraw from the Partnership and Matching Share Agreement;

m)	the ratio (or method of determining the ratio) of Matching Shares that will be awarded for every Partnership Share purchased such ratio not to exceed two Matching Shares for each Partnership Share;

n)	On the withdrawal of HM Revenue and Customs approval of the plan, or upon termination of the plan, Partnership Share Money must be repaid to the Participant as soon as practicable.

o)	the circumstances and manner in which the ratio of Matching Shares may be changed by the Company;

p)	the Holding Period for the Matching Shares;

q)	that he is free at any time to withdraw any Partnership Shares from the Plan; and

r)	the extent to which Matching Shares will be Forfeited if Partnership Shares are withdrawn before the third anniversary of the Acquisition Date.
Individual entitlement
.9	If the Company receives completed Partnership and Matching Share Agreements over an aggregate number of Shares which exceeds the limit determined pursuant to Rule 6.8 (a) above in respect of Partnership and Matching Share invitations issued on any day, then the following steps shall be carried out successively to the extent necessary to eliminate the excess:

the excess over £10 of the Partnership Share Money chosen by each applicant shall be reduced pro rata to the extent necessary;

applications will be selected by lot, each based on Partnership Share Money of £10.

.10	If after applying the provision of Rule 6.9 a) the number of Shares available is still insufficient to enable Partnership Shares based on Partnership Share Monies of £10 to be made available to each Eligible Employee the Committee may, as an alternative to selecting by lot as in 6.9 b) above, determine in its absolute discretion that no Partnership Shares, and therefore no Matching Shares, will be offered.

.11	If the Committee so determines the provisions in Rule 6.9 may be modified in any manner as may be agreed in advance with HM Revenue & Customs.

.12	Each Partnership and Matching Share Agreement shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Company shall complete each Partnership and Matching Share Agreement to reflect any reduction in Partnership Share Money resulting therefrom.
Forfeiture
.13	When the Committee resolves to make an offer of Partnership and Matching Shares, the Committee shall specify at that time whether Matching Shares shall, subject to Rule 6.14 be Forfeited on a Participant ceasing to be a Group Employee in accordance with Rules 6.15 and 6.16 and/or be Forfeited if the related Partnership Shares are withdrawn from the Plan before the third anniversary of the Acquisition Date in accordance with Rule 6.16.

.14	Matching Shares shall never be Forfeited if the Participant is a Good Leaver.

.15	If the Committee determines that Matching Shares will be Forfeitable, it shall specify that the same Forfeiture provisions will apply to all Shares in the relevant Award.

.16	If the Committee determines that Matching Shares will be Forfeitable it shall specify:
a)	that the same Forfeiture provisions will apply to all Shares in the relevant Award;
b)	i)	whether such Forfeiture will apply, subject to Rule 6.14 above, irrespective of the reason for the Participant ceasing to be a Group Employee; or

	ii)	the specific reasons for the Participant ceasing to be a Group Employee which would result in Forfeiture;
c)	whether the Forfeiture Period shall be the period of three years beginning with the Appropriation Date or a shorter period (in which case it will specify the length of the Forfeiture Period); and

d)	whether such Forfeiture will apply to the whole of an Award or to a percentage (in which case it will specify the percentage (or percentages) where the percentage varies according to how much of the Forfeiture Period has been completed) which may be Forfeited).

Purchase of Partnership Shares and appropriation of Matching Shares (Accumulation Period)
.17	Where there is an Accumulation Period the Partnership Shares to which each Eligible Employee is entitled to have purchased on his behalf under the Partnership and Matching Share Agreement must be acquired by the Trustees on behalf of Participants on the Acquisition Date but will be registered in the names of the Trustees.

.18	The number of Partnership Shares purchased by the Trustees on behalf of a Participant shall be calculated by dividing the total Partnership Share Money held for that Participant by the Acquisition Price.

.19	The Matching Shares to which each Eligible Employee is entitled under Rule 6 will be appropriated to him on the Acquisition Date but will be registered in the names of the Trustees.

.20	In the event that the Trustees acquire Shares some of which carry a right of any kind which is not carried by every other such Share then such Shares as carry such right shall so far as practicable be apportioned pro rata according to the number of Shares appropriated to each Participant on the Acquisition Date.

.21	As soon as practicable after any Partnership Shares have been purchased by the Trustees on behalf of a Participant in accordance with Rule 6.17 the Trustees shall give the Participant notice in writing of the purchase specifying the number and description of Partnership Shares purchased and the Acquisition Date.

.22	As soon as practicable after any Matching Shares have been appropriated by the Trustees to a Participant in accordance with Rule 6.19 the Trustees shall give the Participant notice in writing of the purchase specifying the number and description of Matching Shares appropriated and the Appropriation Date.
Purchase of Partnership Shares and appropriation of Matching Shares (No Accumulation Period)
.23	Where there is no Accumulation Period the Partnership Shares to which each Eligible Employee is entitled to have purchased on his behalf under the Partnership and Matching Share Agreement must be acquired by the Trustees on behalf of Participants within 30 days after the deduction is made but will be registered in the names of the Trustees.

.24	The number of Partnership Shares purchased by the Trustees on behalf of a Participant shall be calculated by dividing the total Partnership Share Money held for that Participant by the Reference Price.

.25	The Matching Shares to which each Eligible Employee is entitled under Rule 6 will be appropriated to him on the Acquisition Date but will be registered in the names of the Trustees.

.26	In the event that the Trustees acquire Shares some of which carry a right of any kind which is not carried by every other such Share then such Shares as carry such right shall so far as practicable be apportioned pro rata according to the number of Shares appropriated to each Participant on the Acquisition Date.

.27	As soon as practicable after any Partnership Shares have been purchased by the Trustees on behalf of a Participant in accordance with Rule 6.23 the Trustees shall give the Participant notice in writing of the purchase specifying the number and description of Partnership Shares purchased and the Acquisition Date for such Partnership Shares. As soon as practicable after any Matching Shares have been appropriated by the Trustees to a Participant in accordance with Rule 6.25 the Trustees shall give the Participant notice in writing of the purchase specifying the number and description of Matching Shares appropriated, the Appropriation Date, the Market Value and the Holding Period.

7 Dividend Shares
.1	The Committee may determine in respect of all Participants or in respect only of Participants who elect for Reinvestment that all cash dividends or, as the case may be, cash dividends for which a Participant Reinvestment election has been made (in the event that the Company has determined that such elections may be made) in respect of Plan Shares may be Reinvested provided always that the amount Reinvested on behalf of a Participant must not exceed £1,500 in any Year of Assessment.

.2	The number of Dividend Shares acquired by the Trustees on behalf of each Participant or appropriated to him shall be determined by reference to the Reference Price and those shares shall be held for the Holding Period. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees shall treat Participants fairly and equally.

.3	Any cash dividend amount received by the Trustees in excess of the limit specified in Rule 7.1 above shall be paid over as soon as practicable to the relevant Participant.

.4	Any amount of cash dividend in relation to a Participant which is not Reinvested because it is not sufficient to acquire a Share or a further Share may be retained by the Trustees and added to the next cash dividend amount for Reinvestment provided that:
a)	to the extent it is not Reinvested within three years of the dividend payment date;

b)	the Participant ceases to be employed by the Company and any of its Associated Companies; or

c)	a plan termination notice issued in respect of this Plan
it shall be paid over to him as soon as practicable.

.5	For the purpose of Rule 7.4 above, the earliest amount retained shall be deemed to be Reinvested first.

8 Rights and Restrictions relating to Plan Shares
.1	Plan Shares shall, subject to the provisions of the Plan, receive identical treatment and rank pari passu in all respects with all other shares of the same class and in particular in respect of each of the following, where applicable:-
a)	the dividend payable (provided that Plan Shares which have been newly issued may receive, in respect of dividends payable with respect to a period beginning before the date on which such Plan Shares were issued, treatment which is less favourable than that accorded to Shares issued before that date);

b)	repayment;

c)	the restrictions attaching to Shares; and

d)	any offer of substituted or additional shares, securities or rights of any description in respect of Shares;
but notwithstanding the foregoing, the provisions of Rule 8.5 shall apply as between the Trustees and the Participants.

.2	While Plan Shares are held by the Trustees they will take all reasonable steps in respect of any matter upon which the Trustees are entitled to exercise any voting right that may attach thereto, to seek and comply with any direction from any of the Participants as to the exercise of such voting rights and in the absence of such direction refrain from voting.

.3	Harris Interactive Inc shall at its expense apply to any Recognised Exchange on which the Shares are dealt for any shares subscribed by the Trustees to be admitted to dealing on the Recognised Exchange.

.4	Subject to the provisions of these Rules the Trustees shall deal with a Participant’s Plan Shares at all times in accordance with the lawful directions given by or on behalf of that Participant or any person in whom the beneficial interest in his Plan shares is for the time being vested.
Obligations of Participants
.5	Subject to Rule 8.6 below every Participant shall be bound, by the terms of the Participation Agreement and/or Partnership Share Agreement as appropriate, in contract with the Company:
a)	to permit his Plan Shares other than Partnership Shares to remain in the hands of the Trustees throughout the Holding Period;

b)	not to assign, charge or otherwise dispose of the beneficial interest in his Plan Shares during that period; and

c)	if he directs the Trustees to transfer the ownership of his Plan Shares (including a transfer as a result of ceasing to be a Group Employee or ceasing to be employed by an Associated Company) other than Dividend Shares to him at any time before the fifth anniversary of their Acquisition Date, to authorise the Trustees as his agent to sell sufficient of his Plan Shares such that the proceeds of sale are sufficient to cover any income tax and primary National Insurance contribution liability which arise as a result of transfer. He further authorises the Trustees to transfer such proceeds of sale to the Company as are required to reimburse the Company for the Pay As You Earn and employee’s primary National Insurance liabilities arising as a result of the transfer of share ownership.
.6	Any obligation imposed on a Participant by virtue of Rule 8.5 above shall not prevent the Participant from directing the Trustees:
a)	to accept an offer for any of his Plan Shares (in this Rule referred to as “the Original Shares”) if the acceptance will result in a new holding, as defined in Section 126(1)(b) of the Taxation of Chargeable Gains Act 1992, being equated with the Original Shares for the purposes of Capital Gains Tax;

b)	to agree to a transaction affecting his Plan Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, agreement or scheme applicable to or affecting;
i)	all the ordinary share capital of Harris Interactive Inc or, as the case may be, all the shares of the class in question; or

ii)	all the shares, or shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment of their participating in an employee share scheme approved by HM Revenue & Customs under Schedule 2 to the Act;
c)	to accept an offer of cash, with or without other assets, for his Plan Shares if the offer forms part of a general offer which is made to holders of shares of the same class as his or of shares in Harris Interactive Inc and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of Harris Interactive Inc, within the meaning of Section 416 of the Income and Corporation Taxes Act 1988; or

d)	to accept an offer of a qualifying corporate bond, whether alone or with cash or other assets or both, for his Plan Shares if the offer forms part of a general offer which is made as mentioned in Rule 8.6 (c) above.
.7	References in the Rules to a Participant’s Plan Shares shall be construed, after the time of the Parent Company Reconstruction, as being or, as the case may be, as including references to any New Shares and for the purposes of the Rules:
a)	the Parent Company Reconstruction shall be treated as not involving a disposal of shares comprised in the Original Holding;

b)	the date on which any New Shares are to be treated as having been appropriated or acquired to the Participant shall be the Appropriation Date or Acquisition Date of the Corresponding Shares; and

c)	the New Shares shall be held by the Trustees in accordance with the Plan as if they had been so appropriated or acquired.
.8	In the context of a New Holding any reference in this Rule to shares includes securities or rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

.9	Where an issue of shares of any of the following descriptions (in respect of which a charge to income tax arises) is made as part of the Parent Company Reconstruction, those shares shall be treated as not forming part of a New Holding:
a)	redeemable shares or securities issued as mentioned in section 209 (2)(c) of the Income and Corporation Taxes Act 1988 (redeemable capital issued other than wholly for new consideration);

b)	share capital issued in circumstances such that section 210(i) of that Act applies (bonus issue following a repayment of capital); or

c)	share capital to which section 249 of that Act applies (stock dividends treated as income).
.10	In this Rule 8 and Clause 11 of the Trust Deed:
a)	references to “the Parent Company Reconstruction” are to a transaction which results in a New Holding being equated with an Original Holding for the purposes of Capital Gains Tax, or which would result in a New Holding but for the fact that what would have been the New Holding consists of or includes a qualifying corporate bond;

b)	references to an “Original Holding” are to a Participant’s Plan Shares immediately prior to the Parent Company Reconstruction;

c)	references to a “New Holding” mean a new holding as defined in section 126 (i) (b) of the Taxation of Chargeable Gains Act 1992 (reorganisation or reduction of share capital);

d)	references to “New Shares” means shares comprised in a New Holding;

e)	references to “Corresponding Shares” means shares comprised in an Original Holding in respect of which the New Shares are issued or which the New Shares otherwise represent; and

f)	references to a “qualifying corporate bond” shall be construed in accordance with section 117 of the Taxation of Chargeable Gains Act 1992.

9 Rights Issues and Variation of Share Capital
.1	If instructed by Participants in respect of their Plan Shares the Trustees may dispose of some of the rights under a rights issue arising from those Shares to obtain enough funds to exercise the remaining rights. The rights referred to are the rights to buy additional shares or rights in the same company.

.2	Any shares or securities allotted as referred to in Rule 9.1 shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

.3	Rule 9.2 does not apply:
a)	to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

b)	where the rights to a share attributed to Plan Shares are different from the rights attributed to other ordinary shares of Harris Interactive Inc.
.4	Any cash arising from the disposal of rights (except insofar as used to accept the offer) shall be accounted for to the Participant subject to deduction of any income tax and national insurance contributions.

.5	In the event of any variation of the share capital of Harris Interactive Inc including, but without prejudice to the generality of the preceding words, any rights issue or open offer or any consolidation, sub-division or reduction of capital, the Opening Value of any Shares subject to any Partnership Share Agreement or Partnership and Matching Share Agreement in relation to an Accumulation Period, may be adjusted by the Company in such manner as the Company considers in its opinion, fair and reasonable and as agreed in advance with HM Revenue & Customs. Such variation shall be deemed to be effective from the record date at which the respective variation applied to other shares of the same class as the Shares.

The Committee shall take such steps as it considers necessary to notify Participants of any adjustment made under this Rule 9.5 and to reissue any Partnership Share Agreement or Partnership and Matching Share Agreement Certificate consequent upon such adjustment.

.6	The Committee shall take such steps as it considers necessary to notify Participants of any adjustment made under Rule 9 and to reissue any Partnership Share Agreement or Partnership and Matching Share Agreement consequent upon such adjustment.

10 Administration and Amendment
.1	The Plan shall be administered by the Committee whose decision on all disputes shall be final save where the Rules require the confirmation of the Auditors.

.2	The Committee may from time to time with the approval of the Trustees amend these Rules.

.3	The cost of establishing and operating the Plan shall be borne by the Group Companies in such proportions as the Committee shall determine.

.4	Any notice or other communication under or in connection with the Plan may be given by the Company or Trustees personally, electronically or by post, and to the Company or Trustees either personally, electronically or by post to the Secretary of the Company or to the Trustees; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

11 Miscellaneous
.1	The rights and obligations of any individual under the terms of his office or employment with any Constituent Company shall not be affected by his participation in the Plan or any rights which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to participate in the Plan as a result of such termination.

.2	Any direction given to the Trustees in respect of a Participant’s Plan Shares must be given in writing or electronically by or on behalf of the Participant or any person in whom the beneficial interest in his Shares is for the time being vested. Any notification, document, payment or other communication to a Participant shall be delivered personally or sent by post or electronically to the Participant at the address which he shall give to the Company for the purpose, or failing any such address to his last known place of abode.

.3	The Company will provide Participants with copies of the annual report and accounts or appropriate summaries thereof and all notices and circulars sent to the holders of Shares of the Parent Company.

.4	The plan shall be governed and construed in accordance with English Law and any dispute concerning the operation of the Plan shall be subject to the exclusive jurisdiction of the English courts.

.5	A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of any loss of income tax relief under the Act and/or any loss of relief or exemption from liability to primary NIC or secondary NIC as a result of the Plan losing approval under the Act and/or in consequence of the termination of his office or employment and/or in consequence of the operation of the terms of this Plan.

.6	The existence of any Award and/or any Partnership Share Agreement shall not affect in any way the right or power of Harris Interactive Inc or its shareholders to make or authorise any or all adjustments, recapitalisation, reorganisations, reductions of capital, purchase or redemption of its own shares in accordance with Company law of the United States or any relevant US State or other changes in the capital structure of the Parent Company or any merger or consolidation of the Parent Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or convertible into, or otherwise affecting the Shares or rights thereof, or the dissolution or liquidation of the Parent Company, or any sale or transfer or reorganisation of all or any part of its assets or business (including any sale or transfer or reorganisation which affects the Company or any Group Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

.7	Neither the making of an Award nor any benefit which may accrue to a Participant by reason of an Award shall form part of that Participant’s pensionable remuneration for the purposes of any pension scheme or similar arrangement which may be operated by any Group Company.

.8	It is a condition of participation in this Plan that a Participant agree to the holding of information about him by the Company and that he authorise the Company and its agents and advisers to use such information according to these Rules for the purposes of this Plan. It is a further condition of participation in this Plan that each Participant agrees that data concerning his participation may be processed by agents of the Company wherever located and where necessary transmitted outside the European Union and European Economic Area.

.9	The benefit of Rules 11.1, 11.5 and 11.6 is given to the Company for itself and as trustee and agent of each Group Company. To the extent that this Rule benefits any company which is not a party to this Plan, the benefit shall be held on trust and as agents by the Company for such company and the Company may, at its discretion, assign the benefit of such Rules to such company.

.10	The signing of any agreement by a Participant under this Plan may be done by hand or in electronic form and electronic delivery of the same shall constitute a return of the relevant agreement.

12 Limits on Shares available under the Plan
.1	The number of Shares issued by the Parent Company to the Trustees for appropriation by them under the provisions of this Plan and so appropriated shall not when aggregated with the number of Shares which have been issued or which remain issuable pursuant to rights granted under other employees’ share schemes exceed 49.9% of the Ordinary Share Capital in issue on the last Dealing Day before the date of issue provided that the Committee shall adjust the aggregate number of Shares issued to reflect any subsequent variation of share capital of the Parent Company in such manner as the Auditors confirm in writing to be, in their opinion, fair and reasonable.

13 Termination
.1 The Plan shall terminate at any earlier time by determination of the Committee at its sole discretion issuing a Termination Notice. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.
.2 A copy of the Termination Notice must be given, as soon as reasonably possible, to Her Majesty’s Revenue and Customs, the Trustees, each Participant on whose behalf the Trustees hold Plan Shares and each Employee who has entered into a Partnership Share Agreement before the Termination Notice was issued.